SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K


            Current Report Pursuant to Section 13 or
          15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)
                         MARCH 17, 1997



                    ATMOS ENERGY CORPORATION
     (Exact Name of Registrant as Specified in its Charter)





           TEXAS                            75-1743247
----------------------------            -------------------
(State or Other Jurisdiction            (I.R.S. Employer
of Incorporation or                     Identification No.)
Organization)

1800 THREE LINCOLN CENTRE, 5430
LBJ FREEWAY, DALLAS, TEXAS                     75240
-------------------------------         -------------------
(Address of Principal Executive              (Zip Code)
Offices)

       Registrant's Telephone Number, Including Area Code
                         (972) 934-9227
                         --------------


  ------------------------------------------------------------
  (Former Name or Former Address, if Changed Since Last Report)





ITEM 5.  OTHER EVENTS.

(a) On March 17, 1997, Atmos Energy Corporation (the "Registrant") announced in a joint news release with United Cities Gas Company of Brentwood, Tennessee ("United Cities"), that it and United Cities have agreed to extend the period of closing of the merger of United Cities with and into the Registrant until August 31, 1997, pending the completion of regulatory approvals of the merger in Illinois and Missouri. The companies will close the merger as soon as possible following receipt of the final regulatory approvals. A copy of the joint news release is attached hereto as an exhibit and is incorporated herein by reference.

(b) On March 19, 1997, the Registrant announced in a news release that it has initiated a restructuring of its operations which is designed to achieve significant operating efficiencies and cost savings for the Registrant. Specifically, a network of payment centers is being set up in the Registrant's operating companies' service areas, a consolidation of field offices is being effected and a central customer support center will be opened. A copy of the news release is attached hereto as an exhibit and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


     (c)           Exhibits

          99.1  Joint News Release of Atmos Energy Corporation
                and United Cities Gas Company dated March 17,
                1997

          99.2  News Release of Atmos Energy Corporation dated
                March 19, 1997





                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              ATMOS ENERGY CORPORATION
                                    (Registrant)



DATE:  March 27, 1997         By:  /s/ Glen A. Blanscet
                              -----------------------------------
                              Glen A. Blanscet
                              Vice President, General Counsel and
                              Corporate Secretary